SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




  Date of Report (date of event reported):  September 27, 2000.



                    COMET TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)


                   Commission File No. 0-26059

                NEVADA                         87-0430322
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


     10 West 100 South, Suite 610
         Salt Lake City, Utah                     84101
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (801) 532-7851


                         Not Applicable
      (Former name, former address and former fiscal year,
                  if changed since last report)

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                      ITEM 5.  OTHER EVENTS

     On or about September 28, 2000, the following press release was mailed to each of the stockholders of record of Comet
Technologies, Inc.

                        *****************

                          PRESS RELEASE

SE GLOBAL SEEKS US LISTING THROUGH MERGER WITH COMET TECHNOLOGIES

SALT LAKE CITY, September 27, 2000

SE Global Equities Company Limited ("SEG", a subsidiary of Capital Alliance Group Inc.) and COMET Technologies, Inc. ("COMET") are pleased to announce that they have signed a letter of intent outlining a proposed merger between the two companies. COMET is a fully reporting company, which is listed on the NASD OTC:BB.

SEG is a premier financial Internet portal, which enables investors to trade stocks on-line, 24 hours a day, at discounted rates on stock exchanges around the globe. SEG is building a network of over 100 reputable brokerage firms, which will provide investors with direct access to over 50 of the world's established and emerging stock exchanges.

SEG has received strong interest from the international investment community for the creation of a public market for its shares. Gaining a US listing through the merger with COMET, anticipated to take place during the last quarter of 2000, will significantly enhance SEG's efforts to broaden its international investor base and accelerate its plans for a further listing on other senior US and Asian exchanges. To date SEG has received paid in capital of over US $5 million and is currently in the process of completing additional private placements. SEG will vend all of its assets into the new merged company.

Following this US listing, the merged company intends to obtain a dual listing in Hong Kong during the first quarter of 2001, followed by a further listing in Europe. Prior to its commencement of trading in Asia, the new company will seek to raise additional capital for its operations through SEG's sponsors - Tai Fook and ICEA Capital Limited. Tai Fook is one of the top securities brokerage firms in Hong Kong. ICEA Capital Limited is a subsidiary of Industrial Commercial Bank of China, the largest bank in China with 36,000 branches. In 1998, ICEA was ranked as the third largest bank in the world. This new US listing will be an important first step in a coordinated effort to create liquidity in the North American equities market, followed by Asian and European markets.

Prior to the merger, COMET will re-capitalize so that following the merger the total issued and outstanding shares of the new company will be approximately 11.9 million shares. At that time Capital Alliance Group will hold approximately 9.5 million of these shares. SEG will also appoint eight directors to the board replacing all of COMET's existing board.

Mr. Toby Chu, SEG's President and CEO states, "We are excited about what this merger does for us in accelerating our plans for creating a public market in North America, Asia and Europe for SEG. Immediately following this merger, we will commence the process for advancing to a senior US exchange. Given the feedback we have received from our initial institutional presentations, we believe that by taking SEG public now it will allow us to capitalize on the opportunities before us and to accelerate the process of enhancing shareholder value."

This merger is subject to due diligence review by both parties, the negotiation and execution of definitive agreements, and approval of SEG's and Comet's boards of directors and shareholders, if necessary, as well as the applicable Canadian and U.S. regulatory agencies.

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Contact:       COMET TECHNOLOGIES, INC.
               10 West 100 South, Suite 610
               Salt Lake City, Utah  84101
               (801) 532-7851

The Private Securities Litigation Reform Act of 1995 (``Act'') provides a safe harbor for forward-looking information made on behalf of the Company. All statements, other than statements of historical facts which address the Company's expectations of sources of capital or which express the Company's expectation for the future with respect to acquisitions, financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the Company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

                        *****************

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMET TECHNOLOGIES, INC.


Date: September 27, 2000      By: /s/ Jack Gertino, Secretary/Treasurer

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